                                                                   EXHIBIT 10.18

            FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                                  C$45,000,000

                                      AMONG

                             THOMAS & BETTS, LIMITED
                     AND ANY OF ITS DESIGNATED SUBSIDIARIES
                            WHICH MAY BECOME A PARTY
                     TO THIS AGREEMENT, AS SOLIDARY BORROWER

                                     - AND -

                       CANADIAN IMPERIAL BANK OF COMMERCE
                      AND ANY OTHER FINANCIAL INSTITUTIONS
             WHICH MAY BECOME A PARTY TO THIS AGREEMENT, AS LENDERS

                                    - WITH -

                       CANADIAN IMPERIAL BANK OF COMMERCE

                                    AS AGENT

                       EFFECTIVE AS OF SEPTEMBER 24, 2003

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WHEREAS the Lead Borrower and the Designated Subsidiaries are indebted to the
Lenders under that certain Credit Agreement dated as of March 24, 1999, entered into between Thomas & Betts Corporation and any of its Designated Subsidiaries which may become a party to such agreement, as borrowers, Canadian Imperial Bank of Commerce and any other financial institutions which may become party to such agreement, as lenders, and Canadian Imperial Bank of Commerce, as agent, as amended by First Amendment to Credit Agreement dated as of September 20, 2000, by Waiver and Second Amendment to Credit Agreement dated as of July 1, 2001, by Amended Waiver and Third Amendment to Credit Agreement dated as of August 2, 2001, by the appointment of T&B Commander Limited Partnership as Designated Subsidiary by letter dated August 6, 2000, by Waivers by the Canadian Imperial Bank of Commerce to Thomas & Betts Corporation, Thomas & Betts, Limited and T&B Commander Limited Partnership dated respectively September 26, 2001, October 11, 2001, November 29, 2001, December 14, 2001 and December 21, 2001, and by an Amended and Restated Credit Agreement dated as of December 27, 2001 between and amongst Thomas & Betts, Limited and any of its Designated Subsidiaries which may become a party to such Agreement, as solidary Borrower, Canadian Imperial Bank of Commerce and any other financial institutions which may become a party to such Agreement, as Lenders, with Canadian Imperial Bank of Commerce, as Agent (for the purposes of this First Amendment to Amended and Restated Credit Agreement, the "CREDIT AGREEMENT");

WHEREAS it is now opportune to amend the Credit Agreement to, among other things, (i) increase the Total Commitment (ii) change the pricing of Borrowings thereunder, and (iii) modify certain of the representations, warranties and covenants of the Lead Borrower, all as set forth herein;

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1. The preamble is an integral part hereof. Unless modified as provided in these presents, defined terms used herein shall have the same meaning as the one ascribed to them in the Credit Agreement.

2. Section 1.1 of the Credit Agreement is hereby amended in order to delete the definition of "Applicable Base Rate Margin", "Applicable Margin", "Applicable LIBOR Margin", "Applicable Prime Rate Margin", "Commitment Fee Rate", "EBITDA", "Fixed Charge Ratio", "Fixed Charges", "Letter of Credit Fee Rate" and "Performance Pricing Determination Date".

3. Section 1.1 of the Credit Agreement is hereby amended in order to replace the definitions of "Eligible Accounts Receivable", "Eligible Inventory", "Maturity Date", "Original Credit Agreement", "Security Documents", "Senior Financial Officer", "Total Commitment" and "US Credit Agreement", by the following:

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means, all of the claims, book debts and accounts receivable of the Borrower (net of credit notes) which are subject to the Liens created by the Security Documents, for which the account debtor is not an Affiliate and is located in Canada or in the United States of America (or, if located in another jurisdiction, for which the applicable claim, book debt or account receivable is supported by a letter of credit acceptable to the Agent that

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                                                                               2

                  has been assigned or charged to the Agent or the Lenders) and which are outstanding for less than 90 days, other than such claims, book debts and accounts receivable which are being disputed by the account debtors or are considered to constitute bad debts or doubtful accounts under generally accepted accounting principles, and other than inter-company receivables;

                  "ELIGIBLE INVENTORY" means all of the inventory of the Borrower (valued at the lower of cost, determined using the first-in-first-out method, replacement cost and net realizable value, but in no event valued at greater than fair market value), which consists of finished goods inventory (but in no event work in process), together with raw materials of the Borrower, which are, in all cases, located in the Province of Quebec and are subject to the Liens created by the Security Documents, excluding therefrom (i) any supplies, spare parts, goods returned or rejected by customers (ii) supplies, spare parts and goods that are not saleable, (iii) goods to be returned to suppliers, (iv) goods in transit and (v) goods held under consignment or subject to title retention agreements pending complete payment or subject to any other special arrangement affecting the title of the Borrower;

                  "MATURITY DATE" means three years from the Effective Date hereof as defined in Section 25 below;

                  "ORIGINAL CREDIT AGREEMENT" means that certain Credit Agreement dated as of March 24, 1999, entered into between Thomas & Betts Corporation and any of its Designated Subsidiaries which may become a party to such agreement, as borrowers, Canadian Imperial Bank of Commerce and any other financial institutions which may become party to such agreement, as lenders, and Canadian Imperial Bank of Commerce, as agent, as amended by First Amendment to Credit Agreement dated as of September 20, 2000, by Waiver and Second Amendment to Credit Agreement dated as of July 1, 2001, by Amended Waiver and Third Amendment to Credit Agreement dated as of August 2, 2001, by the appointment of T&B Commander Limited Partnership as Designated Subsidiary by letter dated August 6, 2000, and by Waivers by the Canadian Imperial Bank of Commerce to Thomas & Betts Corporation, Thomas & Betts, Limited and T&B Commander Limited Partnership dated respectively September 26, 2001, October 11, 2001, November 29, 2001, December 14, 2001
                  and December 21, 2001, by an Amended and Restated Credit Agreement dated as of December 27, 2001 between and amongst Thomas & Betts, Limited and any of its Designated Subsidiaries which may become a party to such Agreement, as solidary Borrower, Canadian Imperial Bank of Commerce and any other financial institutions which may become a party to such Agreement, as Lenders, with Canadian Imperial Bank of Commerce, as Agent;

                  "SECURITY DOCUMENTS" is the collective reference to (i) the movable hypothecs that the Borrower grants in favour of the Lenders as a continuing collateral guarantee for the execution and payment of the Borrower's obligations under the Credit Agreement, as same may be amended, supplemented or restated from

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                                                                               3

                  time to time, (ii) the documents pursuant to the terms of which the Borrower assigns its inventory in favour of any Lender that is a bank under the Bank Act (Canada), the whole pursuant to the provisions of Section 427 of the Bank Act (Canada), (iii) the corporate guarantee from the US Parent in favour of the Lenders for the payment of the Borrower's obligations under the Credit Agreement as amended by these presents, and as such Credit Agreement may further be amended, supplemented or restated from time to time, and (iv) the fire insurance coverage on the Borrower's inventory naming the Canadian Imperial Bank of Commerce as beneficiary;

                  "SENIOR FINANCIAL OFFICER" means the senior officers of the Borrower from time to time serving as its Vice-President Finance, Treasurer, Assistant-Treasurer or any other senior officer of the Borrower occupying similar functions, whatever his/her actual title;

                  "TOTAL COMMITMENT" means the several obligations of the Lenders to make available to the Borrower an aggregate principal amount of C$45,000,000 (or the Equivalent Amount thereof), to the extent not cancelled, reduced, or terminated pursuant to this Agreement;

                  "US CREDIT AGREEMENT" means the credit agreement dated as of June 25, 2003, and entered into between the US Parent, as Borrower, the subsidiaries of the US Parent party thereto as guarantors, the financial institutions party thereto as lenders, Wachovia Bank, National Association as issuing bank, Wachovia Securities, Inc. as arranger and Wachovia Bank, National Association as administrative agent, as the same may be amended, extended, restated or supplemented from time to time.

4.       Article I of the Credit Agreement is hereby amended by adding after
         Section 1.6 thereof the following Section:

         "1.7     SENIOR FINANCIAL OFFICER

                  Any and all obligations, notices, certificates or other documents from the Borrower that are required under this Agreement, may be validly fulfilled for or signed by a Senior Financial Officer of the Borrower, as the case may be, on behalf of the Borrower."

5.       Section 2.1 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (o);

         (ii) replacing the period at the end of paragraph (p) by a semi-colon;

         (iii) by adding the following paragraph (q) immediately after paragraph (p):

                  "(q) the Borrower maintains, with financially sound and reputable insurers, physical damage and liability insurance with respect to its properties and

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                                                                               4

                           business, against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, and of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. "

6. Section 3.1(a) of the Credit Agreement is hereby amended to read as follows:

         "FORTY-FIVE MILLION CANADIAN DOLLARS (C$45,000,000) or the Equivalent Amount thereof; and"

7. Section 4.5 (b) of the Credit Agreement is hereby amended to read as follows:

         "each Bankers' Acceptance has a term of thirty (30), sixty (60), ninety
         (90) or one hundred and eighty (180) days, provided that no Bankers' Acceptance shall in any event have a term which expires beyond the Maturity Date";

8. The first paragraph of Section 4.9 of the Credit Agreement is hereby amended to read as follows:

         "Where at any particular time the Borrower has availed itself of US Dollar Borrowings and, by reason of fluctuations in the exchange rate applicable thereto, the Equivalent Amount of the US Dollar Borrowings together with all other Borrowings outstanding hereunder at any time, is greater than the lesser of the Borrowing Base and the Available Commitment at the particular time, then the Borrower shall, if so requested by the Agent, forthwith pay to the Lenders such excess amount, subject to the Borrower's rights to reborrow such amount or part thereof if, on the basis of a future calculation made by the Agent, the Agent determines that the aggregate amount of US Dollar Borrowings and all other Borrowings outstanding hereunder is less than the lesser of the Borrowing Base and the Available Commitment at the particular time."

9. The first paragraph of Section 5.3 of the Credit Agreement is hereby amended to read as follows:

         "The Lead Borrower shall have the option at any time, subject to giving the Agent five (5) Business Days irrevocable prior written notice to that effect in the form and substance of Schedule 5.3, to cancel all or part of the Total Commitment and thus permanently reducing the Available Commitment by an equal amount as and from the date that such cancellation takes effect. No such commitment cancellation may be made for less than five million dollars ($5,000,000) and shall be for whole multiples of one million dollars ($1,000,000), except where the entire balance of the Total Commitment is cancelled."

10.      Article V of the Credit Agreement is hereby amended by adding after
         Section 5.3 thereof the following Section:

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                                                                               5

         "5.4     MANDATORY PREPAYMENTS

                  Notwithstanding anything herein contained to the contrary, the Borrower shall forthwith repay to the Lenders:

                  (a) Any excess of the Credit Facility (to the extent utilized at any time) over the lesser of the Total Commitment and the Borrowing Base; and

                  (b) Net proceeds of asset dispositions of the Borrower exceeding $2,500,000, other than sales of inventory and equipment in the ordinary course of business, within ten (10) business days of closing of such disposition, subject however to the right of the Borrower to replace the assets which have been the object of such disposition. "

11. The first paragraph of Section 7.1 of the Credit Agreement is hereby amended to read:

                  "On each Interest Payment Date the Borrower shall pay to the Agent for the account of the Lenders interest at a rate per annum equal to the Prime Rate plus 0.25%, in respect of all outstanding Borrowings by way of Prime Rate Loans."

12. The first paragraph of Section 7.2 of the Credit Agreement is hereby amended to read:

                  "On each Interest Payment Date the Borrower shall pay to the Agent for the account of the Lenders interest at a rate per annum equal to the Base Rate plus 0.25%, in respect of all outstanding Borrowings by way of Base Rate Loans."

13. The first paragraph of Section 7.3 of the Credit Agreement is hereby amended to read:

                  "On each LIBOR Interest Payment Date, the Borrower shall pay the Agent for the account of the Lenders interest in US Dollars on Borrowings by way of LIBOR Loans at a rate per annum equal to LIBOR plus 1.75%, on the applicable LIBOR Interest Payment Date."

14.      Section 8.1 of the Credit Agreement is hereby amended to read:

         "The Borrower shall pay to the Agent, for the account of the Lenders, a commitment fee (the "COMMITMENT FEE") at a rate per annum for any given day applied to the unused available portion of the Credit Facility, equal to 0.25%, calculated in arrears on the basis of the actual number of days elapsed divided by 365, payable monthly in arrears on the last day of each month in every year, and on the day on which (i) the Borrowings are fully repaid to the Lenders by the Borrower in principal, interest and costs, and (ii) the Lenders have no further obligation to make any Borrowing available to the Borrower. This Commitment Fee will be computed from the effective date of the First Amendment to Amended and Restated Credit Agreement, with the first of such payments to be made for the period ending on September 30, 2003.

         Notwithstanding the foregoing, should the average of the deposits of the Borrower held by the Canadian Imperial Bank of Commerce be inferior to C$15,000,000 for sixty (60)

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                                                                               6

         consecutive days or more then, as long as this situation continues the Commitment Fee rate shall be as follows:

         (i) 0.625% per annum if this situation occurs between the thirty-sixth (36th) month and the twenty-fourth (24th) month preceding the Maturity Date,

         (ii) 0.45% per annum if this situation occurs between the twenty-fourth (24th) month and the twelfth (12th) month preceding the Maturity Date, and

         (iii) 0.25% if this situation occurs between the twelfth (12th) month preceding the Maturity Date and the Maturity Date."

15.      Section 8.2 of the Credit Agreement is hereby amended to read:

         "Where the Lead Borrower notifies the Agent that a Borrowing is to be made by way of Bankers' Acceptances, the Borrower shall pay the Agent for the account of each Lender having accepted such Bankers' Acceptances, forthwith upon the acceptance of each such Bankers' Acceptance, Stamping Fees in Canadian Dollars in each case calculated by multiplying the face value of each Bankers' Acceptance so accepted by a rate per annum equal to 1.75% and on the basis of the number of days to maturity of such Bankers' Acceptance based on a three hundred and sixty five (365) day year. "

16.      Section 9.1 of the Credit Agreement is hereby amended to read:

         "For cash management and general operating requirements of the Borrower, a C$5,000,000 (or the Equivalent Amount thereof) Overdraft and Letter of Credit facility carve-out will be established by the Canadian Imperial Bank of Commerce, upon terms and conditions, including Letter of Credit fees equal to the greater of (i) $250 and
         (ii) 1.75% per annum of the face value thereof, and evidenced by such documents, contracts and agreements, as may be agreed upon from time to time between the Canadian Imperial Bank of Commerce and any of the Lead Borrower or any Designated Subsidiary; provided that interest rates on the Overdraft shall be the same, as the case may be, as those provided for Prime Rate Loans and Base Rate Loans under this Agreement. Such documents, contracts and agreements may consist, inter alia, of one or many Group Banking Agreements, one or many Cash Management Services Agreements, or one or many similar Centralized Cash Management Agreements (collectively, the "CCC"), being agreed that such CCC may include and encompass Persons other than the Borrower hereunder, with which the Borrower specifically agrees by its signature to these presents. Such carve-out will not reduce the availability under the Credit Facility unless it is used to support the CCC. Any utilization of this Overdraft and Letter of Credit facility carve-out shall be considered a Borrowing, and shall rank pari passu with the other utilizations of this Credit Facility. "

17.      Section 11.3 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (b);

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                                                                               7

         (ii) replacing the period at the end of paragraph (c)(ii) by a semi-colon and adding the word "and" after the semi-colon;

         (iii) by adding the following paragraph (d) immediately after paragraph (c)(ii):

                  "(d)     that it, and its subsidiaries, will conduct their
                  business and maintain all their property in material compliance with all federal, provincial and municipal environmental statues, regulations and by-laws. The Borrower will indemnify and hold harmless each of the Lenders and their respective directors, officers, employees and agents in respect of any cost, losses, damages, expenses, judgments, suits, claims, awards, fines, sanctions and liabilities whatsoever (including any costs or expenses of preparing any necessary environmental assessment report or other such reports) arising out of or in respect of: (i) the release of any hazardous or toxic waste or other substance into the environment from any property of the Borrower or any of its subsidiaries, and (ii) the remedial action (if any) taken by the Lender in respect of any such release, contamination or pollution. This indemnity will survive the repayment or cancellation of the Credit Facility or the termination of the Credit Agreement."

18.      Section 12.1 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (h);

         (ii) replacing the period at the end of paragraph (i) by a semi-colon and adding the word "and" after the semi-colon; and

         (iii) by adding the following paragraph (j) immediately after paragraph (i):

                  "(j)     completion of financial, business and legal due
                  diligence at Lenders' satisfaction."

19.      Section 13.1 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (k);

         (ii)     amending paragraph (l) to read:

                  "there shall be maintained in force at all times (i) a deed of movable hypothec in the Province of Quebec to be granted by each of the Lead Borrower and the Designated Subsidiaries in favour of the Lenders (collectively, the "HYPOTHECS"), in form and substance reasonably satisfactory to the Agent, together with the appropriate documents necessary to register the Hypothecs, in order to grant to the Lenders a first ranking hypothec on all inventory located in the Province of Quebec and accounts receivable, present and future, of each of the Lead Borrower and the Designated Subsidiaries, which Hypothecs shall secure all of the Borrower's obligations under the Credit Agreement, including all of the Borrower's obligations with respect to the Overdraft and Letter of Credit facility,
                  (ii) the guarantee provided in Section 427 of the Bank Act (Canada) for the Lead

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                                                                               8

                  Borrower and the Designated Subsidiaries (the "427 DOCUMENTS"), (iii) a corporate guarantee from the US Parent in favour of the Lenders for the payment of the Borrower's obligations under the Credit Agreement, as same may be amended, supplemented or restated from time to time, and (iv) fire insurance coverage on the Borrower's inventory naming the Canadian Imperial Bank of Commerce as beneficiary;" and

         (iii) by adding the following paragraphs (m) and (n) immediately after paragraph (l):

                  "(m) duly and punctually pay and satisfy all other indebtedness and material obligations of the Borrower, except where contested in good faith through appropriate proceedings and except where any failure to do so does not have, and could not reasonably be expected to have, a material adverse effect in the reasonable opinion of the Agent; and

                  (n) use the Credit Facility in accordance with its purpose."

20.      Section 13.2 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (b);

         (ii) replacing the period at the end of paragraph (c) by a semi-colon; and

         (iii) by adding the following paragraphs (d), (e) and (f) immediately after paragraph (c):

                  "(d)     provide the Agent with a monthly Borrowing Base
                  certificate of the Borrower when the Credit Facility is drawn;

                  (e) provide the Agent, upon request by the Agent, with a forecasted income statement for the upcoming year; and

                  (f) provide the Agent within forty-five (45) days after the end of each of the fiscal years of the US Parent forecasts for the upcoming year, including income statements, statements of cash flows and balance sheet. "

         (iv)     by amending its last paragraph to read:

                  "Information required to be delivered pursuant to paragraphs 13.2(a), 13.2(b) and 13.2(f) above shall be deemed to have been delivered on the date on which such information has been posted on the Securities and Exchange Commission of the United States of America website on the Internet (www.sec.gov). "

21.      Section 13.3 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (d);

         (ii) replacing the period at the end of paragraph (e) by a semi-colon and adding the word "and" after the semi-colon; and

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                                                                               9

         (iii) by adding the following paragraphs (f) and (g) immediately after paragraph (e):

                  "(f) allow any change to its organizational documents, corporate name, head office or fiscal year-end, or allow any change in the indirect control in fact of the Borrower by the US Parent through the indirect ownership by the parent of all the voting rights and interests in the Borrower; and

                  (g) allow more than ten percent (10%) in fair market value of the inventory owned by the Lead Borrower and all its direct and indirect subsidiaries to be at any time located outside the Province of Quebec, provided that the Lead Borrower and any of its direct and indirect subsidiaries shall be entitled to make, on a non-recurrent basis, bulk acquisitions of inventory for an acquisition price, in each case, not to exceed One Million Canadian dollars ($1,000,000.00), and provided further that, in such event, such inventory be disposed of or repatriated to the Province of Quebec at the latest three (3) months after its acquisition by the Lead Borrower or by any of its direct or indirect subsidiaries."

22.      Article XIII of the Credit Agreement is hereby amended by adding after
         Section 13.3 thereof the following Section:

         "13.4    FINANCIAL COVENANTS CONCERNING US PARENT

                  So long as the Lenders have any Commitment to the Borrower under this Agreement or the Borrower is indebted to the Lenders hereunder, the Borrower covenants with the Lenders that the US Parent shall at all times meet the following financial covenants:

         (a) Minimum Liquidity. At all times during the term of this Agreement, the US Parent shall maintain Liquidity of not less than $100,000,000, unless at such time (a) the Senior Notes
                  (2004) and the Senior Notes (2006) shall have been retired, refinanced or defeased in full, (b) the Fixed Charge Coverage Ratio, determined as of the last day of the immediately preceding fiscal month, shall be greater than 1.15 to 1.00, and (c) the Interest Coverage Ratio, determined as of the last day of the immediately preceding fiscal month, shall be greater than 1.30 to 1.00.

         (b) Minimum Consolidated Liquidity. At all times during the term of this Agreement, the US Parent shall maintain Consolidated Liquidity of not less than $175,000,000, unless the Fixed Charge Coverage Ratio, determined as of the last day of the immediately succeeding fiscal quarter, and as of the last day of each fiscal quarter ending thereafter until such time as Consolidated Liquidity shall remain above $175,000,000 for two
                  (2) consecutive fiscal quarters, shall be greater than or equal to 1.00 to 1.00.

         (c) Consolidated Net Assets. Ten percent (10%) of Consolidated Net Assets of the US Parent shall at all times be greater than $52,500,000.

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                                                                              10

         (d) Consolidated Tangible Net Assets. Twelve and one-half percent (12.5%) of Consolidated Tangible Net Assets of the US Parent shall at all times be greater than $52,500,000.

         (e) Capital Expenditures. Capital Expenditures of the US Parent shall not exceed $60,000,000 in the aggregate during any fiscal year; provided, however, to the extent that amounts available in the US Credit Agreement for Capital Expenditures with respect to any fiscal year are not used, up to $10,000,000 of such amounts may be carried forward to increase the Dollar limit set forth herein for Capital Expenditures of the US Parent during the immediately following fiscal year.

                  For the purposes of paragraphs (a) to (e) of this Section 13.4, capitalized terms shall have the meaning ascribed to them in the US Credit Agreement.

23.      Section 14.1 of the Credit Agreement is hereby amended by:

         (i)      deleting the word "and" at the end of paragraph (n);

         (ii) replacing the period at the end of paragraph (o) by a semi-colon and adding the word "and" after the semi-colon;

         (iii) by adding the following paragraph (p) immediately after paragraph (o):

                  "(p) a security under the Security Documents ceases to constitute a security interest of the nature and priority contemplated under such Security Document and under the Credit Agreement or the validity or enforceability of any Security Documents is disputed by the Borrower or any of its subsidiaries."

24. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and the Lenders as of the Effective Date that each of the representations and warranties set forth in Article 2 of the Credit Agreement, as amended hereby, is true on and as of the Effective Date as if made on and as of the Effective Date.

         The Borrower further represents and warrants to the Agent and the Lenders as of the Effective Date that the Credit Facility is in good standing and that there are no existing defaults under the Credit Agreement.

25. FIRST AMENDMENT EFFECTIVE DATE. This First Amendment to Amended and Restated Credit Agreement shall become effective on September 24, 2003, notwithstanding the date of its execution (the "EFFECTIVE Date").

26. COVENANT. The Borrower covenants and agrees to deliver to the Agent, to the full satisfaction of the Agent and of its legal advisers, at the latest on September 24, 2003:

         (i) all such documents as it may reasonably request relating to the existence of the Borrower and of the Designated Subsidiaries, the corporate authority for and the

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                                                                              11

                  validity of this First Amendment to Amended and Restated Credit Agreement and any other matters relevant hereto;

         (ii) all the legal opinions concerning the Borrower and the Designated Subsidiaries that it considers necessary or useful in the circumstances.

27.      FEES; COSTS AND EXPENSES. The Lead Borrower agrees to pay to the Agent
         a) the structuring fee as provided for in the term sheet concerning this First Amendment to Amended and Restated Credit Agreement and (b) when invoiced, any costs and expenses, including all reasonable out-of-pocket expenses of the Agent and the Lenders, including fees and disbursements of legal counsel for the Agent and the Lenders, in connection with the execution and delivery of this First Amendment to Amended and Restated Credit Agreement.

28.      MISCELLANEOUS.

         (a) This First Amendment to Amended and Restated Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this First Amendment to Amended and Restated Credit Agreement without the prior written consent of all the Lenders.

         (b) This First Amendment to Amended and Restated Credit Agreement shall be governed by and construed in accordance with the law of the Province of Quebec.

         (c) This First Amendment to Amended and Restated Credit Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This First Amendment to Amended and Restated Credit Agreement and the fee letter referred to herein constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof.

29. NO NOVATION The parties hereto agree that this First Amendment to Amended and Restated Credit Agreement, its execution and the changes to the terms and conditions of the Credit Agreement that it contains shall not constitute novation, and all the sureties, guarantees and other collateral of whatever nature securing the payment of the indebtedness of the Borrower under the Credit Agreement shall continue to apply to the Credit Agreement, as modified by this First Amendment to Amended and Restated Credit Agreement. All provisions of the Credit Agreement (together with any Schedules thereto, and together with the provisions of any undertaking or commitment from any of the Borrower and/or any Designated Subsidiary related thereto) not amended or supplemented by these presents, shall remain in full force and effect, without changes other than those consequential to or required by the provisions of this First Amendment to Amended and Restated Credit Agreement.

30.      LANGUAGE

         The parties have specifically requested that this First Amendment to Amended and Restated Credit Agreement as well as all other documents relating to this First Amendment to Amended and Restated Credit Agreement, including notices, be drafted in English only, without prejudice however to such documents which may from time to time be drawn up in French only or in both French and English.

         Les parties aux presentes ont expressement requis que la presente premiere modification a la convention de credit, de meme que tous les documents, y compris tout avis, s'y rattachant, soient rediges en anglais seulement, mais sans prejudice cependant auxdits documents qui peuvent a l'occasion etre rediges en francais seulement ou a la fois en francais et en anglais.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                                           THOMAS & BETTS, LIMITED

                                           By:_________________________________

                                           T&B COMMANDER LIMITED PARTNERSHIP

                                           By:_________________________________

                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           AS LENDER

                                           By:_________________________________

                                           CANADIAN IMPERIAL BANK OF COMMERCE,
                                           AS AGENT

                                           By:_________________________________